Exhibit 3.1

CERTIFICATE OF FORMATION

OF

UDS LOGISTICS, LLC

This Certificate of Formation of UDS Logistics, LLC (the “Company”) is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act.

1.	The name of the Company is UDS Logistics, LLC.

2.	The name and address of the registered agent of the Company shall be The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

3.	The address of the registered office of the Company in Delaware is 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned, an authorized person or agent or attorney-in-fact of the Company, has caused this Certificate of Formation to be duly executed as of the 5th day of June, 2000.

By:	/s/ Raymond Gaddy
Name:	Raymond Gaddy
Title:	President

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company:
UDS Logistics, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:
The name of the Company is Valero GP Holdings, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 19th day of January, A.D. 2006.

By:	/s/ Joseph F. Varro, Jr.
Authorized Person(s)

Name:	Joseph F. Varro, Jr.
Print or Type
Authorized Person

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company:
Valero GP Holdings, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:
The name of the company is NuStar GP Holdings, LLC.

3.	The Certificate of Amendment is to become effective April 1, 2007.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 21st day of March, A.D. 2007.

By:	/s/ Steven A. Blank
Authorized Person(s)

Name:	Steven A. Blank - SVP, CFO & Treasurer
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STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC LIMITED LIABILITY COMPANIES

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST: The name of the surviving limited liability company is NuStar GP Holdings, LLC and the name of the limited liability company being merged into this surviving limited liability company is Marshall Merger Sub LLC.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies.

THIRD: The name of the surviving limited liability company is NuStar GP Holdings, LLC.

FOURTH: The merger is to become effective on July 20, 2018.

FIFTH: The Agreement of Merger is on file at 19003 IH-10 West, San Antonio, Texas 78257, the place of business of the surviving limited liability company.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the constituent limited liability companies.

IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by an authorized person, the 20th day of July, A.D., 2018.

By:	/s/ Thomas R. Shoaf
Authorized Person

Name:	Thomas R. Shoaf
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Title:	Executive Vice President and Chief Financial Officer

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC LIMITED LIABILITY COMPANIES

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST: The name of the surviving Delaware limited liability company is NuStar GP Holdings, LLC, and the name of the Delaware limited liability company being merged into this surviving limited liability company is Riverwalk Holdings, LLC.

SECOND: The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies.

THIRD: The name of the surviving limited liability company is NuStar GP Holdings, LLC.

FOURTH: The merger is to become effective upon filing of this Certificate of Merger with the Delaware Secretary of State.

FIFTH: The Agreement and Plan of Merger is on file at 19003 IH-10 West, San Antonio, Texas 78257, the place of business of the surviving limited liability company.

SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the constituent limited liability companies.

IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by an authorized person, the 10th day of June, 2019.

By:	/s/ Michelle S. Miller
Authorized Person

Name:	Michelle S. Miller
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Title:	Vice President and Assistant Secretary

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is NuStar GP Holdings, LLC.

2. The Registered Office of the limited liability company in the State of Delaware is changed to 251 Little Falls Drive (street), in the City of Wilmington, Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company.

By:	/s/ Peggy J. Harrison
Authorized Person

Name:	Peggy Harrison
Print or Type

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

NUSTAR GP HOLDINGS, LLC

The undersigned, desiring to amend the Certificate of Formation of NuStar GP Holdings, LLC under Section 18-202 of the Delaware Limited Liability Company Act, hereby certifies as follows:

1. Name of Limited Liability Company: NuStar GP Holdings, LLC

2. The Certificate of Formation of NuStar GP Holdings, LLC is hereby amended as follows:

The name of the limited liability company is SunocoCorp LLC.

IN WITNESS WHEREOF, the undersigned, being an authorized person, has executed this Certificate on this, 11th day of August, 2025.

By:	/s/ Edward Pak
Name:	Edward Pak
Title:	Assistant General Counsel & Assistant Secretary